Exhibit 99.1

Red Hat, Inc.

Media Contact:

Stephanie Wonderlick

+1 571-421-8169

swonderl@redhat.com

Investor Relations:

Tom McCallum

+1 919-754-4630

tmccallum@redhat.com

Red Hat Names Eric Shander as Executive Vice President and Chief Financial Officer

25-year industry veteran appointed to new role after previously serving as Red Hat’s acting CFO

RALEIGH, N.C. – APRIL 18, 2017 – Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, announced that Eric Shander has been named the company’s executive vice president and chief financial officer, effective today. As Red Hat’s CFO, Shander will be responsible for leading the company’s global finance organization, reporting to Red Hat president and CEO Jim Whitehurst.

Shander most recently served as Red Hat’s acting CFO, and vice president and chief accounting officer. Since joining Red Hat in 2015, he has helped strengthen and grow the company’s finance operation. Shander came to Red Hat with more than 25 years of business, accounting and financial experience at global software and technology companies, including at IBM and Lenovo.

At IBM, Shander held several key roles in the company’s finance and operations organizations, including serving as the company’s vice president of Americas IT infrastructure delivery from 2011-2015. Prior to that, he ran IBM’s Finance and Accounting Global Process Services division from 2008-2011. Shander rejoined IBM in 2008 from Lenovo, where he was the company’s vice president and chief accountant. At Lenovo, he led the formation of the global CFO function immediately after the company acquired IBM’s PC business in 2005. Prior to Lenovo, Shander spent nearly 15 years at IBM, where he held a variety of finance and accounting roles.

As organizations deploy new, more modern and agile solutions that enable them to better compete in the digital economy, they are increasingly deploying flexible hybrid cloud infrastructures and open source technologies, helping to fuel Red Hat’s global growth. In March 2017, Red Hat announced its 60th consecutive quarter of revenue growth, with fourth quarter total revenue of $629 million (up 16% year-over-year) and full fiscal year total revenue of $2.4 billion (up 18% year-over-year).

Supporting Quotes

Jim Whitehurst, president and CEO, Red Hat

“The opportunity has never been greater for open source technology in the enterprise and for Red Hat, and I am thrilled to have Eric officially take over as Red Hat’s CFO. I’ve worked very closely with Eric since he has joined Red Hat and have seen firsthand how talented he is. I have confidence that he will be a great CFO for Red Hat and help continue our strong financial position.”

Eric Shander, executive vice president and CFO, Red Hat

“Open source has transformed the technology industry and is helping organizations around the world innovate at an incredible pace. As more and more organizations look to open source to modernize their IT infrastructure and applications, Red Hat is squarely positioned as a strategic partner to help enterprises thrive. I am excited to lead the Finance organization to help drive Red Hat’s growth.”

About Red Hat, Inc.

Red Hat is the world’s leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; the ability to meet financial and operational challenges encountered in our international operations; ineffective management of, and control over, the Company’s growth and international operations; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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